Exhibit 99.1

PennantPark Investment Corporation Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2015

NEW YORK, NY -- (Marketwired - November 10, 2015) - PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the fourth quarter and fiscal year ended September 30, 2015.

HIGHLIGHTS
Quarter ended September 30, 2015
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                            $    1,299.0
  Net assets                                      $      716.6
  Net asset value per share                       $       9.82

  Credit Facility                                 $      132.4
  2019 Notes                                      $      253.1
  SBA debentures                                  $      150.0
  2025 Notes                                      $       71.1
Yield on debt investments at quarter-end                  12.1%

Operating Results:                                                 Quarter
                                                   Year Ended       Ended
                                                  ------------  ------------
  Net investment income                           $       82.3  $       20.0
  Net investment income per share                 $       1.10  $       0.27
  Distributions declared per share                $       1.12  $       0.28

Portfolio Activity:
  Purchases of investments                        $      461.3  $      116.5
  Sales and repayments of investments             $      390.5  $      100.9

  Number of new portfolio companies invested                11             3
  Number of existing portfolio companies invested           30             8
  Number of ending portfolio companies                      61            61

CONFERENCE CALL AT 10:00 A.M. ET ON NOVEMBER 11, 2015

PennantPark Investment Corporation ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Wednesday, November 11, 2015 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 604-9673 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-4878. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through November 25, 2015 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #801561.

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2015, our portfolio totaled $1,299.0 million and consisted of $399.2 million of senior secured debt, $612.5 million of second lien secured debt, $182.5 million of subordinated debt and $104.8 million of preferred and common equity. Our debt portfolio consisted of 71% variable-rate investments (including 65% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 29% fixed-rate investments. As of September 30, 2015, we had four companies on non-accrual, representing 9.4% and 5.5% of our overall portfolio on a cost and fair value basis, respectively. Our overall portfolio consisted of 61 companies with an average investment size of $21.3 million, had a weighted average yield on debt investments of 12.1% and was invested 31% in senior secured debt, 47% in second lien secured debt, 14% in subordinated debt and 8% in preferred and common equity.

As of September 30, 2014, our portfolio totaled $1,318.1 million and consisted of $465.6 million of senior secured debt, $493.4 million of second lien secured debt, $247.1 million of subordinated debt and $112.0 million of preferred and common equity. Our debt portfolio consisted of 67% variable-rate investments (including 61% with a LIBOR or prime floor) and 33% fixed-rate investments. As of September 30, 2014, we had one company on non-accrual, representing 0.3% and 0.9% of our overall portfolio on a cost and fair value basis, respectively. Our overall portfolio consisted of 67 companies with an average investment size of $19.7 million, had a weighted average yield on debt investments of 12.5% and was invested 35% in senior secured debt, 37% in second lien secured debt, 19% in subordinated debt and 9% in preferred and common equity.

For the three months ended September 30, 2015, we invested $116.5 million of investments in three new and eight existing portfolio companies with a weighted average yield on debt investments of 12.2%. Sales and repayments of investments for the same period totaled $100.9 million. This compares to the three months ended September 30, 2014, in which we invested $233.3 million in five new and eight existing portfolio companies with a weighted average yield on debt investments of 13.0%. Sales and repayments of investments for the same period totaled $91.2 million.

For the fiscal year ended September 30, 2015, we invested $461.3 million of investments in 11 new and 30 existing portfolio companies with a weighted average yield on debt investments of 12.1%. Sales and repayments of investments for the same period totaled $390.5 million. This compares to the fiscal year ended September 30, 2014, in which we invested $795.1 million in 21 new and 30 existing portfolio companies with a weighted average yield on debt investments of 12.4%. Sales and repayments of investments for the same period totaled $625.6 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three month periods and fiscal years ended September 30, 2015 and 2014.

Investment Income

Investment income for the three months ended September 30, 2015 and 2014 was $39.1 million and $40.1 million, respectively, and was primarily attributable to $11.8 million and $13.1 million from senior secured debt, $17.0 million and $15.2 million from second lien secured debt, and $6.3 million and $10.7 million from subordinated debt and $4.0 million and $1.1 million from preferred and common equity, respectively.

Investment income for the fiscal years ended September 30, 2015 and 2014 was $161.6 million and $147.9 million, respectively, and was attributable to $54.3 million and $43.0 million from senior secured debt, $71.1 million and $55.2 million from second lien secured debt, and $29.8 million and $46.4 million from subordinated debt and $6.4 million and $3.3 million from preferred and common equity, respectively. The increase in investment income over the prior year was primarily due to the growth of our portfolio at cost.

Expenses

Expenses for the three months ended September 30, 2015 and 2014 totaled $19.1 million and $20.0 million, respectively. Base management fee totaled $6.6 million and $6.4 million, incentive fee totaled $5.0 million and $3.0 million (after the reversal of $1.7 million on net unrealized gains accrued but not payable), debt related interest and expenses totaled $6.7 million and $10.0 million (including $4.5 million associated with the 4.50% senior notes due 2019, or 2019 Notes), general and administrative expenses totaled $0.8 million and $0.6 million and taxes totaled zero and less than $0.1 million, respectively, for the same periods.

Expenses for the fiscal years ended September 30, 2015 and 2014 totaled $79.4 million and $76.6 million, respectively. Base management fee totaled $26.7 million and $24.3 million, incentive fee totaled $20.6 million and $17.8 million, debt related interest and expenses totaled $26.4 million and $28.6 million (including $8.3 million associated with the 2019 Notes and expansion of our multi-currency, senior secured revolving credit facility, as amended and restated, or the Credit Facility), general and administrative expenses totaled $5.7 million and $5.8 million and taxes totaled zero and $0.1 million, respectively, for the same periods. The increase in expenses over the prior year was primarily due to increased borrowing costs, base management fee and incentive fee as a result from the growth of our portfolio at cost.

Net Investment Income

Net investment income totaled $20.0 million and $20.1 million, or $0.27 and $0.29 per share, for the three months ended September 30, 2015 and 2014, respectively.

Net investment income totaled $82.3 million and $71.3 million, or $1.10 and $1.06 per share, for the fiscal years ended September 30, 2015 and 2014, respectively. The increase in net investment income over the prior year was due to the growth of our portfolio offset by higher asset based related expenses.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended September 30, 2015 and 2014 totaled $100.9 million and $91.2 million, respectively, and net realized (losses) gains totaled $(1.8) million and $1.3 million, respectively, for the same periods.

Sales and repayments of investments for the fiscal years ended September 30, 2015 and 2014 totaled $390.5 million and $625.6 million, respectively, and net realized gains totaled $30.1 million and $30.2 million, respectively, for the same periods. Net realized gains remained fairly consistent when comparing the current year to the prior year.

Unrealized Appreciation or Depreciation on Investments, Credit Facility, 2019 Notes and 2025 Notes

For the three months ended September 30, 2015 and 2014, net unrealized depreciation on investment totaled $16.2 million and $24.9 million, respectively. Net unrealized depreciation (appreciation) on our Credit Facility, 2019 Notes and our 6.25% senior notes due 2025, or 2025 Notes, totaled $0.6 million and $(2.4) million, respectively, for the same periods.

For the fiscal years ended September 30, 2015 and 2014, net unrealized (depreciation) appreciation on investments totaled $(124.3) million and $12.5 million, respectively. Net unrealized depreciation (appreciation) on our Credit Facility, 2019 Notes and 2025 Notes totaled $1.7 million and $(3.0) million, respectively, for the same periods. The net change in unrealized appreciation on our investments was driven primarily by changes in the capital market conditions, financial performance of certain portfolio companies, and the reversal of unrealized depreciation (appreciation) of investments liquidated. The change in unrealized appreciation on the Credit Facility and our Notes over the prior year was due to the fluctuating interest rate environment.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $1.4 million and $(1.1) million, or $0.02 and $(0.02) per share, for the three months ended September 30, 2015 and 2014, respectively.

Net change in net assets resulting from operations totaled $(10.2) million and $111.0 million, or $(0.14) and $1.66 per share, for the fiscal years ended September 30, 2015 and 2014, respectively. The decrease compared to the prior year was due to the change in portfolio investment values offset by higher net investment income.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital and proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of September 30, 2015 and 2014, there was $136.9 million (including a temporary draw of $30.0 million) and $55.2 million, respectively, in outstanding borrowings under the Credit Facility. The Credit Facility had a weighted average interest rate at the time of 3.07% and 2.80%, respectively, exclusive of the fee on undrawn commitments, as of September 30, 2015 and 2014. The annualized weighted average cost of debt for the years ended September 30, 2015 and 2014, inclusive of the fee on the undrawn commitment on the Credit Facility and upfront fees on SBA debentures, was 4.54% and 3.85%, respectively. As of September 30, 2015 and 2014, we had $408.1 million and $489.8 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions that the 1940 Act imposes on us as a business development company.

As of September 30, 2015 and 2014, we had $250.0 million and $71.3 million in aggregate principal amount of 2019 Notes and 2025 Notes, respectively, with a fixed interest rate of 4.50% and 6.25% per year, respectively. As of September 30, 2015 and 2014, we had $225.0 million in SBA debt commitments through certain of our consolidated subsidiaries and $150.0 million was drawn for each period.

On September 30, 2015 and 2014, we had cash and cash equivalents of $49.6 million and $66.5 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities provided cash of $3.0 million for the fiscal year ended September 30, 2015, and our financing activities used cash proceeds of $20.1 million for the same period. Our operating activities provided cash primarily from sales and repayments on our investments and our financing activities used cash primarily for our stock repurchase program and to repay certain amounts under our Credit Facility.

Our operating activities used cash of $172.5 million for the fiscal year ended September 30, 2014, and our financing activities provided cash proceeds of $180.9 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from the issuance of the 2019 Notes, our equity offering and net draws under the Credit Facility.

STOCK REPURCHASE PROGRAM

On May 6, 2015, we announced a share repurchase plan which allows us to repurchase up to $35 million of our outstanding common stock in the open market at prices below our net asset value as reported in our then most recently published consolidated financial statements. The shares may be purchased from time to time at prevailing market prices, through open market transactions, including block transactions. Unless extended by our board of directors, the program, which may be implemented at the discretion of management, will expire on the earlier of May 6, 2016 and the repurchase of $35 million of common stock. During the fiscal year ended September 30, 2015, we repurchased 2,126,868 shares of common stock in open market transactions for an aggregate cost (including transaction costs) of $17.9 million. During the fiscal year ended September 30, 2014, we did not make any repurchases of our common stock.

DISTRIBUTIONS

During the three months ended September 30, 2015 and 2014, we declared distributions of $0.28 per share for each period for total distributions of $20.4 million and $21.0 million, respectively. During the fiscal years ended September 30, 2015 and 2014, we declared distributions of $1.12 per share each year for total distributions of $83.3 million and $76.9 million, respectively. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-K filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

             PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                              September 30,   September 30,
                                                  2015            2014
                                             --------------  --------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments
   (cost - $1,138,155,969 and
   $1,171,573,359, respectively)             $1,096,719,079  $1,212,515,400
  Non-controlled, affiliated investments
   (cost - $133,693,295 and $108,572,406,
   respectively)                                 95,503,104      67,847,521
  Controlled, affiliated investments (cost -
   $152,387,898 and $38,708,555,
   respectively)                                106,825,650      37,691,845
                                             --------------  --------------
  Total of investments (cost -
   $1,424,237,162 and $1,318,854,320,
   respectively)                              1,299,047,833   1,318,054,766
Cash and cash equivalents (cost -
 $49,637,415 and $66,600,195, respectively)      49,619,256      66,518,682
Interest receivable                               7,590,197      13,703,525
Deferred financing costs and other assets        12,520,987      13,550,224
                                             --------------  --------------
    Total assets                              1,368,778,273   1,411,827,197
                                             --------------  --------------
Liabilities
Distributions payable                            20,430,492      21,026,015
Payable for investments purchased                 3,591,177       4,432,500
Unfunded investments                                      -      15,607,059
Credit Facility payable (cost - $136,864,300
 and $55,226,300, respectively)                 132,356,860      53,497,620
2019 Notes payable (cost - $250,000,000)        253,102,500     251,350,250
SBA debentures payable (cost - $150,000,000)    150,000,000     150,000,000
2025 Notes payable (cost - $71,250,000)          71,136,000      71,820,000
Management fee payable                            6,602,029       6,385,103
Performance-based incentive fee payable           5,007,792       4,622,754
Interest payable on debt                          7,638,514       1,962,264
Accrued other expenses                            2,322,367       3,113,683
                                             --------------  --------------
    Total liabilities                           652,187,731     583,817,248
                                             --------------  --------------
Commitments and contingencies
Net assets
Common stock, 72,966,043 and 75,092,911
 shares issued and outstanding,
 respectively. Par value $0.001 per share
 and 100,000,000 shares authorized.                  72,966          75,093
Paid-in capital in excess of par value          834,711,229     852,465,375
Distributions in excess of net investment
 income                                         (13,424,886)    (11,802,580)
Accumulated net realized gain (loss) on
 investments                                     18,919,305     (11,655,302)
Net unrealized depreciation on investments     (125,207,012)       (881,067)
Net unrealized depreciation (appreciation)
 on debt                                          1,518,940        (191,570)
                                             --------------  --------------
    Total net assets                         $  716,590,542  $  828,009,949
                                             --------------  --------------
    Total liabilities and net assets         $1,368,778,273  $1,411,827,197
                                             ==============  ==============
Net asset value per share                    $         9.82  $        11.03
                                             ==============  ==============

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 Years Ended September 30,
                                               ----------------------------
                                                    2015           2014
                                               -------------  -------------
Investment income:
From non-controlled, non-affiliated
 investments:
  Interest                                     $ 130,647,588  $ 124,850,558
  Other income                                     9,644,816      9,692,254
From non-controlled, affiliated investments:
  Interest                                        11,694,525      5,656,300
  Other income                                       175,937              -
From controlled, affiliated investments:
  Interest                                         5,366,425      7,278,060
  Other income                                     4,100,000        459,166
                                               -------------  -------------
  Total investment income                        161,629,291    147,936,338
                                               -------------  -------------
Expenses:
  Base management fee                             26,695,653     24,291,420
  Performance-based incentive fee                 20,564,559     17,832,129
  Interest and expenses on debt                   26,355,081     20,260,652
  Administrative services expenses                 2,686,765      2,953,423
  Other general and administrative expenses        3,069,144      2,860,094
                                               -------------  -------------
  Expenses before taxes and debt issuance
   costs                                          79,371,202     68,197,718
  Tax expense (benefit)                                    -         72,603
  Debt issuance costs                                      -      8,337,500
                                               -------------  -------------
  Total expenses                                  79,371,202     76,607,821
                                               -------------  -------------
  Net investment income                           82,258,089     71,328,517
                                               -------------  -------------
Realized and unrealized (loss) gain on
 investments, cash and debt:
Net realized gain on investments                  30,111,694     30,235,265
Net change in unrealized (depreciation)
 appreciation on:
  Non-controlled, non-affiliated investments    (113,376,060)       468,076
  Non-controlled and controlled, affiliated
   investments                                   (10,949,885)    11,993,189
  Debt depreciation (appreciation)                 1,710,510     (3,041,570)
                                               -------------  -------------
  Net change in unrealized (depreciation)
   appreciation on investments and debt         (122,615,435)     9,419,695
                                               -------------  -------------
Net realized and unrealized (loss) gain from
 investments and debt                            (92,503,741)    39,654,960
                                               -------------  -------------
Net (decrease) increase in net assets
 resulting from operations                     $ (10,245,652) $ 110,983,477
                                               =============  =============
Net (decrease) increase in net assets
 resulting from operations per common share    $       (0.14) $        1.66
                                               =============  =============
Net investment income per common share         $        1.10  $        1.06
                                               =============  =============

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as "anticipates, " "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com